As filed with the Securities and Exchange Commission on January 22, 1996

                                                     Registration No. 33-


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                             ____________________

                                   FORM S-3

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                             ____________________

                      CENTRAL AND SOUTH WEST CORPORATION
            (Exact name of registrant as specified in its charter)

        Delaware         1616 Woodall Rodgers Freeway          51-0007707
    (State or other           Dallas, Texas 75202           (I.R.S. Employer
jurisdiction of incorpor-       (214) 777-1000             Identification No.)
ation or organization)

              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                             ____________________

                             Stephen J. McDonnell
                                   Treasurer
                      Central and South West Corporation
                         1616 Woodall Rodgers Freeway
                              Dallas, Texas 75202
                                (214) 777-1000

           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)
                             ____________________
                                  Copies to:

        FERD. C. MEYER, JR., ESQ.                 ROBERT B. WILLIAMS, ESQ.
Senior Vice President and General Counsel           JORIS M. HOGAN, ESQ.
   Central and South West Corporation         Milbank, Tweed, Hadley & McCloy
      1616 Woodall Rodgers Freeway                1 Chase Manhattan Plaza
           Dallas, Texas  75202                   New York, New York 10005
             (214) 777-1000                            (212) 530-5000
                             ____________________

Approximate date of commencement of proposed sale to the public: From time to time after the Registration Statement becomes effective.
                             ____________________

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

                             ____________________

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                             ____________________


                        CALCULATION OF REGISTRATION FEE

                                         Proposed      Proposed
  Title of Each                          Maximum       Maximum
     Class of          Amount            Offering     Aggregate    Amount of
  Securities To        To Be              Price        Offering   Registration
  Be Registered      Registered          Per Unit*      Price*         Fee
------------------------------------------------------------------------------
Common Stock,
par value $3.50
per share         13,000,000 shares       $27.25    $354,250,000    $122,156

-----------------------------------------------------------------------------
* Estimated solely for purposes of determining the registration fee pursuant to Rule 457(c) under the Securities Act and based upon the average of the high and low prices of the Common Stock as reported on the consolidated reporting system on January 15, 1996.

                             ____________________

       The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

_____________________________________________________________________________

               SUBJECT TO COMPLETION, DATED JANUARY 22, 1996

PROSPECTUS

                             13,000,000 Shares

                    Central and South West Corporation

                               Common Stock
                        (Par Value $3.50 Per Share)
                           ____________________

      Central and South West Corporation (the "Company") may offer from time to time, up to 13,000,000 additional shares ("Additional Common Stock") of its Common Stock, par value $3.50 per share (the "Common Stock"), on terms determined by market conditions at the time of sale. The number of shares of Additional Common Stock in respect of which this Prospectus is being delivered will be set forth in one or more prospectus supplements ("Prospectus Supplement"), together with the terms of the offering of the Additional Common Stock.

      The outstanding shares of Common Stock are, and any shares of the Additional Common Stock offered pursuant to a Prospectus Supplement will be, subject to notice of issuance, listed on the New York and Chicago Stock Exchanges under the symbol "CSR". On January 15, 1996, the last reported sale price of Common Stock on the New York Stock Exchange was $27.25 per share.
                           ____________________

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
    AND EXCHANGE COMMISSION OR BY ANY STATE SECURITIES COMMISSION NOR
         HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
            SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
             ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION
                  TO THE CONTRARY IS A CRIMINAL OFFENSE.
                           _____________________

      The Additional Common Stock may be sold directly by the Company, through agents designated from time to time or through underwriters. The names of any such agents or underwriters, any applicable discounts, commissions or allowances, a description of any indemnification arrangements and the net proceeds to the Company from the sale of shares of Additional Common Stock will be set forth in a Prospectus Supplement. See "Plan of Distribution" herein.


            The date of this Prospectus is __________ __, 1996.

****************************************************************************
* Information contained herein is subject to completion or amendment.  A   *
* registration statement relating to these securities has been filed with  *
* the Securities and Exchange Commission.  These securities may not be sold*
* nor may offers to buy be accepted prior to the time the registration     *
* statement becomes effective.  This prospectus shall not constitute an    *
* offer to sell or the solicitation of an offer to buy nor shall there be  *
* any sale of these securities in any jurisdiction in which such offer,    *
* solicitation or sale would be unlawful prior to registration or          *
* qualification under the securities laws of any such jurisdiction.        *
****************************************************************************

                             _____________________

      IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK OR CHICAGO STOCK EXCHANGES OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

      No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus and, with respect to the Additional Common Stock, the Prospectus Supplement relating thereto, and if given or made, such information or representations must not be relied upon as having been authorized by the Company or any underwriter, dealer or agent. Neither this Prospectus nor any Prospectus Supplement constitutes an offer or solicitation by any person in any jurisdiction in which it is unlawful to make an offer or solicitation. The delivery of this Prospectus and any Prospectus Supplement at any time does not imply that the information herein is correct as of any time subsequent to the date of this Prospectus and any Prospectus Supplement.

                             _____________________

                             AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy or information statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy or information statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C., 20549-1004, and at the following Regional Offices of the Commission: Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and 7 World Trade Center, New York, New York 10048. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549-1004. The Company's Common Stock is listed on the New York and Chicago Stock Exchanges under the symbol "CSR". Such reports, proxy statements and other information concerning the Company may be inspected at such exchanges.
                             _____________________

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents heretofore filed by the Company with the Commission pursuant to the Exchange Act are incorporated by reference in this Prospectus:

      (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1994.

      (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995 and the Company's Form 10-Q/A for the quarter ended September 30, 1995.

      (c) The Company's Current Reports on Form 8-K dated January 17, 1995, April 6, 1995, May 23, 1995, June 9, 1995, July 10 1995,
      September 6, 1995, September 27, 1995, September 28, 1995, October 12, 1995 and January 19, 1996.

      All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Additional Common Stock shall be deemed also to be incorporated by reference into this Prospectus from their respective dates of filing.

      Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      The Company hereby undertakes to provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference (not including exhibits to such documents which are not specifically incorporated by reference in such documents). Requests for such copies should be directed to Central and South West Corporation, Shareholder Services Department, P.O. Box 660164, Dallas, Texas 75266-0164, or by calling the toll-free number 1-800-527-5797.

                                  THE COMPANY

      The Company is a registered public utility holding company under the Public Utility Holding Company Act of 1935, as amended. The Company owns all of the outstanding shares of common stock of four electric operating subsidiaries (collectively, the "Electric Operating Subsidiaries"): Central Power and Light Company, Public Service Company of Oklahoma, Southwestern Electric Power Company, and West Texas Utilities Company. These companies provide electric service to approximately 1.6 million customers in a widely diversified area covering 152,000 square miles in portions of the States of Arkansas, Louisiana, Oklahoma and Texas.

      Other Subsidiaries owned by the Company are Transok, Inc.,
("Transok") a natural gas gathering, transmission, processing, storage and marketing company, which transports for and sells natural gas to the Electric Operating Subsidiaries, as well as processing, transporting and selling natural gas to and for non-affiliates; CSW Energy, Inc.and CSW International Inc., which pursue cogeneration projects and other energy ventures within the United States and internationally; CSW Credit, Inc., which purchases the accounts receivable of the Electric Operating Subsidiaries, Transok and certain non-affiliated electric utilities; CSW Communications, Inc., which provides communication services to the Electric Operating Subsidiaries, Transok and certain non-affiliates; CSW Leasing, Inc., which invests in leveraged leases; and Central and South West Services, Inc., which performs, at cost, various accounting, engineering, tax, legal, financial, electronic data processing, centralized economic dispatching of electric power and other services to the Company and its subsidiaries. The Company's offices are located at 1616 Woodall Rodgers Freeway, Dallas, Texas 75202, telephone number
(214) 777-1000.

                   DIVIDENDS AND PRICE RANGE OF COMMON STOCK

      Quarterly dividends on the Company's Common Stock have been paid continuously since its incorporation in 1947 and the Company's annual dividend has increased in each of the last forty-three years. Future cash dividends will be dependent upon the policies of the Company's Board of Directors and the Company's earnings, financial condition and other factors. Dividends have historically been paid at the end of February, May, August and November.

      The following tabulation shows for the periods indicated, cash dividends paid and the range of the high and low sales prices of the Common Stock based on New York Stock Exchange composite transactions as reported by the Wall Street Journal.

                                        1995
                            _____________________________
                            Dividends      Price Range
                                         ________________
                              Paid        High      Low
                              ____       _______   ______

        1st Qtr              $0.430     $24-7/8   $22-3/8
        2nd Qtr              $0.430     $26-5/8   $24-1/8
        3rd Qtr              $0.430     $26-3/8   $24-1/8
        4th Qtr              $0.430     $28-3/8   $25-1/2


                                        1994
                            _____________________________
                            Dividends      Price Range
                                         ________________
                              Paid        High      Low
                              ____       _______   ______

        1st Qtr              $0.425      $30-7/8  $24-1/8
        2nd Qtr              $0.425      $26-1/4  $20-1/8
        3rd Qtr              $0.425      $22-7/8  $20-7/8
        4th Qtr              $0.425      $23-5/8  $20-1/8


                                        1993
                            _____________________________
                            Dividends      Price Range
                                         ________________
                              Paid        High      Low
                              ____       _______   ______

        1st Qtr              $0.405      $33-1/4  $28-5/8
        2nd Qtr              $0.405      $34-1/4  $28-3/4
        3rd Qtr              $0.405      $33-7/8  $32-1/4
        4th Qtr              $0.405      $33      $28-1/4



      For a recent closing sale price of the Common Stock, as reported on the New York Stock Exchange, see the cover page hereof.

      On January 16, 1996, the Company had 73,910 shareholders of record.

USE OF PROCEEDS

      Unless otherwise specified in a Prospectus Supplement, the Company intends to use the net proceeds from the sale of the Additional Common Stock offered hereby and by a Prospectus Supplement to reduce indebtedness, to provide working capital and for other general corporate purposes.



                          DESCRIPTION OF COMMON STOCK

General

      The following description of the terms of the Common Stock sets forth general terms and provisions of the Common Stock to which any Prospectus Supplement may relate. The number of shares of Additional Common Stock and the purchase price and initial public offering price, if any, of such shares offered by any Prospectus Supplement will be set forth therein. The description of the Common Stock set forth below and in any Prospectus Supplement does not purport to be complete and is subject to and qualified in its entirety by reference to the Company's Second Restated Certificate of Incorporation, as amended (the "Charter"), which is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

      The total authorized stock of the Company consists of 350,000,000 shares of Common Stock of the par value of $3.50 each. Each outstanding share of Common Stock entitles the holder to one vote.

      Dividends are payable on the Common Stock when and as determined by the Company's Board of Directors, out of funds legally available therefor.

      In the ordinary course, the payment to the Company by the Electric Operating Subsidiaries of dividends on outstanding shares of their common stock is the traditional source of the Company's dividend payments to its shareholders. Such payment is subject to certain limitations or restrictions contained in the Electric Operating Subsidiaries' respective mortgage indentures which secure certain of their long-term debt. Unrestricted retained earnings of the Electric Operating Subsidiaries aggregated approximately $1.38 billion at September 30, 1995.

      The holders of Common Stock are entitled to share ratably in the assets of the Company in the event of liquidation. Shareholders do not have any preemptive rights.

Change in Control and Business Combination Provisions

      The Charter (i) provides for the classification of directors, with three-year staggered terms, and a requirement of an affirmative vote of the holders of 80% of the outstanding shares of Common Stock to remove any director from office, and (ii) requires the affirmative vote of the holders of

(a) 80% of the outstanding shares of Voting Stock (as defined therein) and (b) a majority of outstanding shares of Voting Stock of the Company, excluding any shares beneficially owned by an Interested Shareholder (as defined therein), to approve a Business Combination (as defined therein), unless the Business

Combination shall have been approved by a majority of the Continuing Directors (as defined therein) or unless a certain minimum price requirement is met in connection with the applicable Business Combination.

Miscellaneous

      The outstanding shares of Common Stock are, and the shares of Additional Common Stock will upon issuance be, fully paid and nonassessable. The Company will apply for the listing of the Additional Common Stock on the New York Stock Exchange, effective upon official notice of issuance. Central and South West Services, Inc. is the Transfer Agent and Registrar for the Common Stock.



                             PLAN OF DISTRIBUTION

      The Company may sell the Additional Common Stock (i) through competitive bidding, (ii) through negotiation with one or more underwriters, (iii) through one or more agents designated from time to time, (iv) directly to purchasers or (v) through any combination of the above. The Prospectus Supplement with respect to the Additional Common Stock being offered thereby will set forth the terms of the offering of such Additional Common Stock, including the name or names of any underwriters and the amount of Additional Common Stock to be purchased by each underwriter, the purchase price of such Additional Common Stock and the proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

      If an underwriter or underwriters are utilized in the sale, the Company will execute an underwriting agreement with such underwriters at the time of sale. The Additional Common Stock will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of the sale. Unless otherwise indicated in the Prospectus Supplement, the underwriting agreement will provide that the underwriter or underwriters are obligated to purchase all of the Additional Common Stock offered in the Prospectus Supplement if any are purchased.

      If any of the Additional Common Stock is sold through an agent or agents designated by the Company from time to time, the Prospectus Supplement will name any such agent, set forth any commissions payable by the Company to any such agent and set forth the obligations of such agent with respect to the Additional Common Stock. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

      In connection with the sale of the Additional Common Stock, any purchasers, underwriters or agents may receive compensation from the Company or from purchasers in the form of concessions or commissions. The underwriters will be, and any agents and any dealers participating in the distribution of the Additional Common Stock may be, deemed to be underwriters within the meaning of the Securities Act of 1933, as amended (the "Act"). The agreement between the Company and any purchasers, underwriters or agents will contain covenants of indemnity, and will provide for contribution by the Company in respect of its indemnity obligations, between the Company and the purchasers, underwriters or agents against certain liabilities, including liabilities under the Act.

      Certain of the underwriters or agents and their associates may engage in transactions with, or perform services for, the Company and its affiliates in the ordinary course of business.


                                LEGAL OPINIONS

      Legal opinions relating to the validity of the Additional Common Stock will be given by Milbank, Tweed, Hadley & McCloy, One Chase Manhattan Plaza, New York, New York 10005, counsel for the Company, and Sidley & Austin, One First National Plaza, Chicago, Illinois 60603, counsel for the Underwriters. Sidley & Austin has from time to time represented the Company and certain of its Electric Operating Subsidiaries in connection with certain matters.


                                    EXPERTS

      The audited consolidated financial statements and schedules of the Company and its consolidated subsidiaries incorporated by reference in this Prospectus, and elsewhere in the registration statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports dated February 13, 1995, with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

      The financial statements of SEEBOARD plc as of March 31, 1995 and 1994, and for each of the years in the two year period ended March 31, 1995, have been incorporated by reference herein and in the registration statement upon reliance of the report of KPMG, Chartered Accountants, Registered Auditors, incorporated herein by reference and upon the authority of said firm as experts in accounting and auditing.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.

     The estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are:

     Securities and Exchange Commission registration fee . . . .$122,156*

     Public Utility Holding Company Act filing fee . . . . . . .   2,000*

     Printing expenses . . . . . . . . . . . . . . . . . . . . .  40,000

     Listing fee of the New York Stock Exchange  . . . . . . . .  42,000

     Accounting fees . . . . . . . . . . . . . . . . . . . . . .  50,000

     Reimbursement of underwriters' expenses and counsel
       fees in connection with qualification or
       registration of the Additional Common Stock under
       state securities or "blue sky" laws . . . . . . . . . . .   5,000

     Expenses of Central and South West
       Services, Inc.  . . . . . . . . . . . . . . . . . . . . .  25,000

     Counsel Fees:
       Milbank, Tweed, Hadley & McCloy
       New York, New York  . . . . . . . . . . . . . . . . . . . 125,000

     Miscellaneous and incidental expenses,
       including travel, telephone, copying,
       postage, etc. . . . . . . . . . . . . . . . . . . . . . .  88,844
                                                                --------
       Total                                                    $500,000
                                                                ========
     _______________
     * Actual Amount.


Item 15.  Indemnification of Directors and Officers.

      Section 145 of the General Corporation Law of the State of Delaware, the state of incorporation of the Company, confers broad powers upon corporations incorporated in that State with respect to indemnification of any person against liabilities incurred by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other business entity. The provisions of
Section 145 are not exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement or otherwise.

      The Second Restated Certificate of Incorporation of the Company, as amended, contains a provision that eliminates the personal liability of the Company's directors to the Company or its shareholders for or with respect to any acts or omissions in the performance of his or her duties as a director of the Company to the full extent permitted by the Delaware General Corporation Law.

      The Second Restated Certificate of Incorporation, as amended, and Bylaws of the Company provide that directors and officers of the Company shall be indemnified to the full extent permitted by the laws of the State of Delaware against liability for certain of their acts. In addition, the Company has purchased directors and officers liability insurance.

Item 16.  Exhibits.

      Exhibit
        No.                        Description of Exhibits

        1         - Form of Underwriting Agreement.

        4(a)      - Second Restated Certificate of Incorporation, as
                    amended, of the Company (incorporated herein by reference to Exhibits 3.1 and 3.2 to the Company's Form 10-Q for the Quarter ended June 30, 1995, File No.
                    1-1443).

        4(b)      - Bylaws, as amended, of the Company (incorporated
                    herein by reference to Exhibit 3(b) to the Company's Annual Report on Form 10-K for the year ended
                    December 31, 1990, File No. 1-1443).

        5         - Opinion of Milbank, Tweed, Hadley & McCloy, counsel
                    for the Company, as to the legality of the shares of Additional Common Stock.

       23(a)      - Consent of Arthur Andersen LLP.

       23(b)      - Consent of KPMG, Chartered Accountants, Registered
                    Auditors.

       23(c)      - Consent of Milbank, Tweed, Hadley & McCloy (contained
                    in Exhibit 5 above).

       24         - Power of Attorney (included on pages II-5 and II-6).

Item 17.  Undertakings.

The undersigned registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (a) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (b) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (c) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(a) and (1)(b) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

     (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

     (4) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized in the City of Dallas, State of Texas, on January 22, 1996.

                                      CENTRAL AND SOUTH WEST CORPORATION


                                      By:/s/STEPHEN J. MCDONNELL
                                            Stephen J. McDonnell
                                                    Treasurer


                             POWER OF ATTORNEY

     Each person whose signature appears below hereby authorizes and appoints Stephen J. McDonnell and Stephen D. Wise or either of them, as his or her attorney-in-fact, with full power of substitution and resubstitution to sign and file on his or her behalf individually and in each such capacity stated below any and all amendments and post-effective amendments to this Registration Statement and any registration statement of the Company relating to Common Stock filed after the date hereof pursuant to Rule 462(b) under the Securities Act of 1933, as fully as such person could in person, hereby verifying and confirming all that said attorney-in-fact, or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on January 22, 1996.

     Signature                          Title


/s/E. R. BROOKS               Chairman of the Board, President,
   E. R. Brooks                 Chief Executive Officer (principal
                                executive officer)

/s/HARRY D. MATTISON          Executive Vice President and Director
   Harry D. Mattison

/s/THOMAS V. SHOCKLEY, III    Executive Vice President
   Thomas V. Shockley, III      and Director

/s/GLENN D. ROSILIER          Senior Vice President and
   Glenn D. Rosilier            Chief Financial Officer
                                (principal financial officer)

/s/WENDY G. HARGUS            Controller (principal accounting
   Wendy G. Hargus              officer)

     Signature                  Title



/s/GLENN BIGGS                Director
   Glenn Biggs


/s/MOLLY SHI BOREN            Director
   Molly Shi Boren


/s/DONALD M. CARLTON          Director
   Donald M. Carlton


/s/THOMAS H. CRUIKSHANK       Director
   Thomas H. Cruikshank


/s/JOE H. FOY                 Director
   Joe H. Foy


/s/ROBERT W. LAWLESS          Director
   Robert W. Lawless


/s/JAMES L. POWELL            Director
   James L. Powell


/s/JAMES C. TEMPLETON         Director
   James C. Templeton


/s/LLOYD D. WARD              Director
   Lloyd D. Ward

_____________________________ Director
   Thomas J. Ellis

                             INDEX TO EXHIBITS


Exhibit                                                       Transmission
  No.                             Exhibit                        Method

  1            Form of Underwriting Agreement.                 Electronic

  4(a)         Second Restated Certificate of                 Incorporated
               Incorporation of the Company                   by Reference
               (Incorporated herein by reference
               to Exhibits 3.1 and 3.2 to the
               Company's Form 10-Q for the
               Quarter ended June 30, 1995, File
               No. 1-1443).

  4(b)         Bylaws, as amended, of the Company             Incorporated
               (Incorporated herein by reference to           by Reference
               Exhibit 3(b) to the Company's Annual
               Report on Form 10-K for the year ended
               December 31, 1990, File No. 1-1443).

  5            Opinion of Milbank, Tweed, Hadley &             Electronic
               McCloy, counsel for the Company, as
               to the legality of the shares of
               Additional Common Stock.

 23(a)         Consent of Arthur Andersen LLP.                 Electronic

 23(b)         Consent of KPMG, Chartered Accountants,         Electronic

               Registered Auditors.

 23(c)         Consent of Milbank, Tweed, Hadley &                 ---
               McCloy (contained in Exhibit 5 above).

 24            Power of Attorney (included on pages                ---
               II-5 and II-6).